United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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MFA Financial, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2009

To the Stockholders of MFA Financial, Inc.:

     The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of MFA Financial, Inc., a Maryland corporation (“MFA” or the “Company”), will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 21, 2009, at 10:00 a.m., New York City time, for the following purposes:

(1)	To elect two directors to serve on MFA’s Board of Directors (the “Board”) until MFA’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(2)	To ratify the appointment of Ernst & Young LLP as MFA’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The close of business on March 24, 2009 has been fixed by the Board as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

     We hope that all stockholders who can do so will attend the Annual Meeting in person. Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to MFA by using our dedicated internet voting website, our toll-free telephone number or, if you prefer, the mail. By submitting your proxy voting instructions promptly, either by internet, telephone or mail, you can help MFA avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

     In order to submit proxy voting instructions prior to the Annual Meeting, you have the option of authorizing your proxy (a) through the internet at www.proxyvote.com and following the instructions described on the notice of access card previously mailed to you or on your proxy card, (b) by toll-free telephone at 1-800-690-6903 and following the instructions described on the notice of access card previously mailed to you or on your proxy card or (c) by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

     Your proxy is being solicited by the Board. The Board recommends that you vote in favor of the proposed items.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President – Business
Development and Corporate Secretary

New York, New York
April 6, 2009

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2009

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of MFA Financial, Inc., a Maryland corporation (“MFA,” the “Company,” “we,” “our” or “us”), for use at MFA’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 21, 2009, at 10:00 a.m., New York City time, or at any postponements or adjournments thereof.

     In order to submit proxy voting instructions prior to the Annual Meeting, stockholders have the option to authorize their proxy by internet, telephone or mail. Stockholders are requested to vote their shares of our common stock, par value $0.01 per share (the “Common Stock”), by proxy at the Annual Meeting by using the dedicated internet voting website or toll-free telephone number provided for this purpose. Alternatively, stockholders may authorize their proxy by completing, signing and dating their proxy card and returning it in the postage-prepaid envelope provided. Specific instructions regarding the internet and telephone voting options are described on the notice of access card previously mailed to you and on your proxy card. Stockholders who authorize their proxy by using the internet or telephone voting options do not need to also return a proxy card.

     Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to Timothy W. Korth, our General Counsel, Senior Vice President — Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, (ii) submitting a later dated proxy or (iii) voting in person at the Annual Meeting. Attending the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes in person at the Annual Meeting. If a proxy is properly completed, submitted without specifying any instructions thereon and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the directors to serve on the Board until our 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about April 6, 2009.

ANNUAL REPORT

     This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2008, including financial statements audited by Ernst & Young LLP, our independent registered public accounting firm, and their report thereon, dated February 13, 2009.

VOTING SECURITIES AND RECORD DATE

     Stockholders will be entitled to one vote for each share of Common Stock held of record at the close of business on March 24, 2009 (the “Record Date”) with respect to (i) the election of the two directors to serve on the Board until our 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009 and (iii) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. The election of directors and the ratification of the appointment of our independent registered public accounting firm are proposals for which brokers do have discretionary voting authority. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP.

     The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of directors, a plurality of all the votes cast at the Annual Meeting and (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal.

     As of the Record Date, we had issued and outstanding 222,706,053 shares of Common Stock.

1. ELECTION OF DIRECTORS

Board of Directors

     In accordance with our Charter and Bylaws, the Board is currently comprised of seven directors, Stewart Zimmerman, Stephen R. Blank, James A. Brodsky, Edison C. Buchanan, Michael L. Dahir, Alan L. Gosule and George H. Krauss, and is divided into three classes, with Messrs. Blank and Buchanan constituting the Class I directors, Messrs. Dahir and Krauss constituting the Class II directors and Messrs. Zimmerman, Brodsky and Gosule constituting the Class III directors. One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The term of the Board’s Class II directors expires at the Annual Meeting. The terms of the other two classes of directors expire at MFA’s 2010 Annual Meeting of Stockholders (Class III directors) and MFA’s 2011 Annual Meeting of Stockholders (Class I directors).

     Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Messrs. Dahir and Krauss have been nominated by the Board to stand for re-election as Class II directors by the stockholders at the Annual Meeting to serve until our 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify. It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the re-election of Messrs. Dahir and Krauss as Class II directors, unless otherwise instructed. If the candidacy of Messrs. Dahir and Krauss should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by the Board. The Board has no reason to believe that, if re-elected, Messrs. Dahir and Krauss will be unable or unwilling to serve as Class II directors.

Nominees for Re-Election as Class II Directors

     The following information is furnished regarding the nominees for re-election as Class II directors by the holders of Common Stock.

     Michael L. Dahir, 60, has served as a director of MFA since 1998. Since 1988, Mr. Dahir has been the Chairman and Chief Executive Officer of Omaha State Bank in Omaha, Nebraska. From 1974 to 1988, Mr. Dahir held various positions with Omaha National Bank, including Senior Vice President and head of the Commercial Banking Services division, and was also Senior Vice President and Chief Financial Officer of the bank’s parent company, FirsTier Holding Company. Mr. Dahir is a non-practicing certified public accountant. Mr. Dahir is Chairman of the Jesuit Partnership Council of Omaha, serves on the board and executive committee of Catholic Charities and is a member of the board of directors of Legatus International.

     George H. Krauss, 67, has served as a director of MFA since 1997. Mr. Krauss has been a consultant to The Burlington Capital Group, LLC (formerly known as America First Companies, L.L.C.) (“Burlington”) since 1997. From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as such firm’s managing partner from 1983 to 1993, and, from 1997 to 2006, was Of Counsel to such firm. Mr. Krauss has extensive experience in corporate, mergers and acquisitions and regulatory matters. In addition to his legal education, Mr. Krauss has a Masters of Business Administration and is a registered Professional Engineer. Mr. Krauss currently serves as a member of the board of directors of InfoUSA, Inc. and as a member of the board of managers of Burlington.

     The Board recommends a vote FOR the re-election of Messrs. Dahir and Krauss as Class II directors. Proxies solicited by the Board will be voted FOR Messrs. Dahir and Krauss, unless otherwise instructed.

Continuing Class I Directors

     The following information is furnished regarding our Class I directors (who will continue to serve on the Board until our 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify).

     Stephen R. Blank, 63, has served as a director of MFA since 2002. Since 1998, Mr. Blank has been a Senior Resident Fellow, Finance, at the Urban Land Institute (“ULI”), a non-profit education and research institute which studies land use and real estate developmental policy. Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director – Real Estate Investment Banking of CIBC Oppenheimer Corp. From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc. From 1979 to 1989, Mr. Blank served as Managing Director – Real Estate Investment Banking of Kidder, Peabody & Co. From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group. Mr. Blank also serves as a member of the board of directors of Home Properties, Inc. and as a member of the board of trustees of Ramco-Gershenson Properties Trust.

     Edison C. Buchanan, 54, has served as a director of MFA since 2004. Since 2001, Mr. Buchanan has been Corporate Advisor at The Trust for Public Land, a non-profit land conservation organization. In 2000, Mr. Buchanan served as Managing Director and Head of the Domestic Real Estate Investment Banking Group of Credit Suisse First Boston. From 1997 to 2000, he was a Managing Director in the Real Estate Investment Banking Group at Morgan Stanley. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division at Dean Witter Reynolds, Inc. Mr. Buchanan also serves as a member of the board of directors of Pioneer Natural Resources Company and as Chairman of the board of directors of The Commonweal Conservancy.

Continuing Class III Directors

     The following information is furnished regarding our Class III directors (who will continue to serve on the Board until our 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify).

     Stewart Zimmerman, 64, has served as our Chief Executive Officer and as a director since 1997 and was appointed Chairman of the Board in 2003. From 1997 through June 2008, Mr. Zimmerman also served as our President. From 1989 through 1997, he initially served as a consultant to The America First Companies and became Executive Vice President of America First Companies, L.L.C. (“America First”). During this time, he held the following positions: President and Chief Operating Officer of America First REIT, Inc. and President of several America First mortgage funds, including America First Participating/Preferred Equity Mortgage Fund, America First PREP Fund 2, America First PREP Fund II Pension Series Limited Partnership, Capital Source L.P., Capital Source II L.P., America First Tax Exempt Mortgage Fund Limited Partnership and America First Tax Exempt Fund 2 Limited Partnership. Prior to 1989, Mr. Zimmerman held various positions with other financial-related companies, including Security Pacific Merchant Bank, EF Hutton & Company, Inc., Lehman Brothers, Bankers Trust Company and Zenith Mortgage Company.

     James A. Brodsky, 63, has served as a director of MFA since 2004. Mr. Brodsky is a partner in, and a founding member of, the law firm of Weiner Brodsky Sidman Kider PC in Washington, D.C. and has practiced law with that firm and its predecessor since 1977. Mr. Brodsky provides legal advice and business counsel to publicly traded and privately held national and regional single-family residential mortgage lenders on secondary mortgage market transactions (including those involving Fannie Mae, Freddie Mac, Ginnie Mae and investment banks), mergers and acquisitions, asset purchases and sales, mortgage compliance issues, and strategic business initiatives. Prior to 1977, Mr. Brodsky was a Deputy Assistant Secretary with the U.S. Department of Housing and Urban Development. He also serves as general counsel of the National Reverse Mortgage Lenders Association and is Co-Founder and Chairman of the Open Door Housing Fund (a revolving fund resource for the preservation and re-development of affordable housing in the Washington, D.C. area).

     Alan L. Gosule, 68, has served as a director of MFA since 2001. Mr. Gosule is a partner in the law firm of Clifford Chance US LLP (“Clifford Chance”) in New York, New York and has practiced law with such firm and its predecessor since 1991. From 2002 to August 2005, he served as the Regional Head of Clifford Chance’s Real Estate Department for the Americas and, prior to 2002, was the Regional Head of such firm’s Tax, Pension and Employment Department for the Americas. Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of such firm’s Management Committee and the Chairman of the Tax Department. Mr. Gosule also serves as a member of the board of directors of Home Properties, Inc., F.L. Putnam Investment Management Company and Pioneer GP, the general partner of Pioneer Southwest Energy Partners L.P., and as a member of the board of trustees of the Ursuline Academy.

     In accordance with our Charter and Bylaws, vacancies occurring on the Board as a result of (i) the removal from office, resignation, retirement, death or disqualification of a director may be filled by either our stockholders or a majority of the remaining directors and (ii) an increase in the number of directors serving on the Board may be filled by either our stockholders or a majority of the entire Board.

     There is no familial relationship among any of the members of our Board or executive officers, except that William S. Gorin, our President and Chief Financial Officer, and Ronald A. Freydberg, our Executive Vice President and Chief Investment Officer, are brothers-in-law.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Ernst & Young LLP has audited our financial statements since the 2003 fiscal year. The Board is requesting that our stockholders ratify this appointment of Ernst & Young LLP.

     Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

     The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2008 and 2007.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees(1)	$817,986	$743,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	23,400	23,000
All Other Fees(4)	85,000	—
Total	$926,386	$766,500
____________________

(1)

2008 and 2007 Audit Fees include: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to Securities and Exchange Commission (“SEC”) and other regulatory filings and communications; and (iv) accounting consultation attendant to the audit. Audit Fees for 2008 and 2007 also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	There were no Audit-Related Fees incurred in 2008 or 2007.

(3)	2008 and 2007 Tax Fees include tax compliance, tax planning, tax advisory and related tax services.

(4)

2008 All Other Fees include Ernst & Young LLP’s initial audit and consents and other services related to SEC and other regulatory filings for MFResidential Investments, Inc., a wholly-owned subsidiary of MFA. Except as described in the previous sentence, there were no other professional services rendered by Ernst & Young LLP in 2008 or 2007.

     All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

     The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009. Proxies solicited by the Board will be voted FOR this ratification, unless otherwise instructed.

BOARD AND COMMITTEE MATTERS

Board of Directors

     The Board is responsible for overseeing our affairs. The Board conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2008, the Board held five meetings and acted 12 times by written consent in lieu of a meeting. Each of our directors attended at least 75% of the meetings of the Board and of the Board’s committees on which they served during 2008. Six of the seven directors serving on the Board attended our 2008 Annual Meeting of Stockholders. The Board’s policy, as set forth in our Corporate Governance Guidelines (the “Guidelines”), is to encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of our stockholders.

Committees of the Board

     The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Capital Advisory Committee.

     Audit Committee. Stephen R. Blank (Chairman), Edison C. Buchanan and Michael L. Dahir are currently the members of the Audit Committee. The Board has determined that all of the members of the Audit Committee are independent as required by the New York Stock Exchange (“NYSE”) listing standards, SEC rules governing the qualifications of audit committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of their respective backgrounds and experience), that Messrs. Blank and Dahir qualify as “audit committee financial experts” for purposes of, and as defined by, SEC rules and have the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, the Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards. The Audit Committee, which met nine times during 2008, is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. In accordance with its written charter, the Audit Committee has a policy requiring that the terms of all auditing and non-auditing services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee. The Audit Committee also reviews and evaluates the scope of all non-auditing services to be provided by our independent registered public accounting firm in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the Financial Accounting Standards Board or other similar governing bodies. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

     Compensation Committee. James A. Brodsky (Chairman), Stephen R. Blank and George H. Krauss are currently the members of the Compensation Committee. The Board has determined that all of the members of the Compensation Committee are independent as required by NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Compensation Committee. The Compensation Committee, which met four times and acted twice by written consent during 2008, is responsible for, among other things, overseeing the approval, administration and evaluation of MFA’s compensation plans, policies and programs and reviewing the compensation of our directors and executive officers. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

     Nominating and Corporate Governance Committee. Michael L. Dahir (Chairman), James A. Brodsky and George H. Krauss are currently the members of the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met four times during 2008, is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of our stockholders, recommending to the Board the director nominees to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to us and directing the Board in an annual review of its performance. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.mfa-reit.com.

     Capital Advisory Committee. Stewart Zimmerman (Chairman), Edison C. Buchanan, Alan L. Gosule and George H. Krauss are currently the members of the Capital Advisory Committee. The Capital Advisory Committee, which met twice during 2008, is responsible for, among other things, overseeing our compliance with our investment strategy and other capital and financial operating policies.

     We will provide the written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, free of charge, to stockholders who request them. Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Report of the Audit Committee

     The Audit Committee of the Board has furnished the following report for the 2008 fiscal year.

     The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board.

     Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on our internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of (i) our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of our internal control over financial reporting and expressing an opinion with respect thereto. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on our internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

     The Audit Committee held nine meetings during 2008. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, Ernst & Young LLP, our independent registered public accounting firm, and Grant Thornton LLP, our internal auditing firm.

     The Audit Committee reviewed and discussed our ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Audit Committee discussed with Ernst & Young LLP and Grant Thornton LLP the overall scope and plans for their respective audits. The Audit Committee reviewed reports and memoranda prepared by Ernst & Young LLP and Grant Thornton LLP with respect to their respective audits of our internal control over financial reporting. The Audit Committee met with Ernst & Young LLP and Grant Thornton LLP, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

     The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008, and the related report prepared by Ernst & Young LLP, with management and Ernst & Young LLP. The Audit Committee also reviewed and discussed with management, Ernst & Young LLP and Grant Thornton LLP management’s annual report on our internal control over financial reporting. The Audit Committee discussed with management and Ernst & Young LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC and the processes used to support management’s annual report on our internal control over financial reporting. As a result of these discussions, the Audit Committee believes that we maintain an effective system of accounting controls that allows us to prepare consolidated financial statements that fairly present our financial position and results of our operations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     The Audit Committee reviewed and discussed with Ernst & Young LLP their 2008 Audit Plan for MFA and their proposed implementation of this plan. The Audit Committee also discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which included a discussion of Ernst & Young LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

     The Audit Committee also discussed with Ernst & Young LLP their independence from us. Ernst & Young LLP provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence and represented that it is independent from us. When considering the independence of Ernst & Young LLP, the Audit Committee considered if services they provided to us, beyond those rendered in connection with their audit of MFA’s consolidated financial statements, their reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and their audit of the effectiveness of our internal control over financial reporting, were compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the tax and other professional services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The Audit Committee received regular updates on the amount of fees and scope of audit, tax and other professional services provided.

     Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and is presenting this selection to our stockholders for ratification.

Stephen R. Blank, Chairman
Edison C. Buchanan
Michael L. Dahir

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Effective January 1, 2007, the Board modified the compensation package to be paid to our non-employee directors. Beginning in 2007, we started paying, on a semi-annual basis in 50% increments on the last business day of May and November in each year, (i) an annual board fee to our non-employee directors of $60,000 per year; (ii) an annual chair fee to the non-employee director acting as the Chairman of the Audit Committee of $12,500 per year; and (iii) an annual chair fee to the non-employee directors acting as the Chairmen of each of the Compensation Committee and the Nominating and Corporate Governance Committee of $7,500 per year. In addition, under our Amended and Restated 2004 Equity Compensation Plan (the “2004 Equity Compensation Plan”), we make an annual grant of equity compensation to our non-employee directors consisting of 2,500 restricted shares of Common Stock (“Restricted Shares”), which shares by their terms must be retained by the non-employee directors and, subject to certain exceptions, may not be sold or otherwise transferred until six months after the non-employee director’s termination of service with us. In accordance with the terms of this modified compensation package, these Restricted Shares are granted to our non-employee directors on a semi-annual basis in 50% increments on the last business day of May and November in each year. Our non-employee directors may also participate in our Amended and Restated 2003 Non-Employee Directors’ Deferred Compensation Plan (the “Non-Employee Directors Plan”), which allows participants to elect to defer receipt of 50% or 100% of their annual board fee and, if applicable, annual chair fees.

     The following table summarizes the annual compensation received by our non-employee directors for the year ended December 31, 2008.

			Non-Equity
	Fees Earned or		Incentive Plan
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
Stephen R. Blank	$72,500	$16,825	$931	$90,256
James A. Brodsky	67,500	16,825	931	85,256
Edison C. Buchanan	60,000	16,825	931	77,756
Michael L. Dahir	67,500	16,825	1,112	85,437
Alan L. Gosule	60,000	16,825	931	77,756
George H. Krauss	60,000	16,825	11,806	88,631
____________________

(1)	Amounts in this column represent annual board fees and annual chair fees paid to non-employee directors for service in 2008.

(2)	Amounts in this column represent compensation costs recognized by us in 2008 for awards of Restricted Shares based upon the fair value as of the grant dates of such awards determined pursuant to FAS No. 123R “Share-Based Payment” (“FAS 123R”).

(3)	Amounts in this column represent aggregate distributions paid on dividend equivalent rights (“DERs”), which represent the right to receive a distribution on each DER equal to the cash dividend paid on a share of Common Stock, attached to outstanding non-qualified stock options (“NQSOs”) during 2008.

     Non-employee directors are also eligible to receive grants of NQSOs, restricted stock, phantom units and DERs under our 2004 Equity Compensation Plan. We reimburse all non-employee directors for travel and other expenses incurred in connection with attending Board, committee and stockholder meetings and other Company-sponsored events and/or related to their activities on our behalf. In addition, we provide all non-employee directors with up to $500,000 of accidental death and dismemberment insurance while traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events. Directors who are also our employees are not entitled to receive additional compensation for serving on the Board.

CORPORATE GOVERNANCE

Role of the Board

     Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of the Board. The Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of the Board keep informed of our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Chief Executive Officer and other executive officers.

Director Independence

     The Guidelines provide that a majority of the directors serving on the Board must be independent as required by NYSE listing standards. In addition, as permitted under the Guidelines, the Board has also adopted certain additional categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that five of our seven current directors, Stephen R. Blank, James A. Brodsky, Edison C. Buchanan, Michael L. Dahir and George H. Krauss, qualify as independent directors under NYSE listing standards and the Independence Standards. In determining that Mr. Krauss qualified as an independent director under the NYSE listing standards and the Independence Standards, the Board took into consideration in making its determination that (i) on January 31, 2006, Retirement Centers Corporation, our wholly-owned subsidiary, sold through an arms-length negotiated transaction, which was the result of a competitive third-party bidding process, all of its indirect interest in The Greenhouse, a 128-unit multi-family apartment property located in Omaha, Nebraska, to America First Apartment Investors, Inc. (“AFAI”), a company for which Mr. Krauss then served on the board of directors and was a stockholder, for $15.2 million, (ii) during 2007 and 2006, we paid property management fees of $38,485 and $96,000, respectively, to a property manager that was a wholly-owned subsidiary of AFAI, and (iii) during 2006, we, through an indirect wholly-owned subsidiary, earned fees of $38,000 for sub-advisory services provided to AFAI in connection with the management of its mortgage-backed securities portfolio. In connection with making this determination, the Board specifically noted that (a) Mr. Krauss recused himself from all Board discussions and deliberations relating to the sale of The Greenhouse to AFAI and did not participate in the decision to approve such transaction, (b) neither the amount of property management fees paid to the property manager in 2007 or 2006 nor the sub-advisory fees earned by us in 2006 were considered to be material to us on a consolidated basis, (c) our property management arrangement with AFAI was terminated in 2007 and (d) our sub-advisory arrangement with AFAI was terminated in 2006. The Independence Standards are available for viewing on our website at www.mfa-reit.com.

Code of Business Conduct and Ethics

     The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees. The Code of Conduct was designed to assist directors, executive officers and employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, and health and safety. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Code of Conduct and will recommend, as appropriate, proposed changes to the Board. The Code of Conduct is available for viewing on our website at www.mfa-reit.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Corporate Governance Guidelines

     The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Guidelines are Board composition, Board functions and responsibilities, Board committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and Board and committee performance evaluations. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Guidelines and will recommend, as appropriate, proposed changes to the Board. The Guidelines are available for viewing on our website at www.mfa-reit.com. We will also provide the Guidelines, free of charge, to stockholders who request them. Requests should be directed to Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Review and Approval of Transactions with Related Persons

     The Board has adopted written policies and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers or their immediate family members, or stockholders beneficially owning 5% or greater of our outstanding capital stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

     Policies

  Any covered related party transaction must be approved by the Board or by a committee of the Board consisting solely of disinterested directors. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

  On at least an annual basis, the Board or committee will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

     Procedures

  Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Audit Committee or, if the Chairman of the Audit Committee is the affected director, to the attention of the Chairman of the Nominating and Corporate Governance Committee.

  The appropriate Chairman shall determine whether the matter should be considered by the Board or by a committee of the Board consisting solely of disinterested directors.

  If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

  The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.

Identification of Director Candidates

     In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director candidates for the Board and for recommending director candidates to the Board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are nominated to stand for election to the Board in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

     We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, director candidates should have experience in positions with a high degree of responsibility and decision making, be able to exercise good business judgment, be able to provide practical wisdom and mature judgment and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to the Board and management and their ability to represent our long-term interests and those of our stockholders.

     The Nominating and Corporate Governance Committee accepts stockholder recommendations of director candidates and applies the same standards in considering director candidates submitted by stockholders as it does in evaluating director candidates recommended by members of the Board or management. Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of the Board. If the Nominating and Corporate Governance Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Nominating and Corporate Governance Committee may then obtain additional information about a director candidate’s background and experience, including by means of personal interviews. The Nominating and Corporate Governance Committee will then re-evaluate the director candidate using its evaluation criteria. The Nominating and Corporate Governance Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the Board for nomination. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

     Our stockholders of record who comply with the notice procedures outlined under the “Submission of Stockholder Proposals” section of this Proxy Statement may recommend director candidates for evaluation and consideration by the Nominating and Corporate Governance Committee. Stockholders may make recommendations at any time, but recommendations of director candidates for consideration as director nominees at our annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date on which the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Accordingly, to submit a director candidate for consideration for nomination at our 2010 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by no later than December 7, 2009. The written notice must demonstrate that it is being submitted by a stockholder of record of MFA and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each director candidate’s consent to serve as a director and contact information for each director candidate so that his or her interest can be verified and, if necessary, to gather further information.

Communications with the Board

     The Board has established a process by which stockholders and/or other interested parties may communicate in writing with our directors, a committee of the Board, the Board’s non-employee directors as a group or the Board generally. Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of the Corporate Secretary, are not required, however, to be forwarded to the directors. The Board has approved this communication process.

Executive Sessions of Non-Employee and Independent Directors

     In accordance with the Guidelines, the non-employee directors serving on the Board meet in executive session at least four times per year at regularly scheduled meetings of the Board. These executive sessions of the Board are presided over by Alan L. Gosule. In addition, at least four times per year, the independent directors serving on the Board meet in executive session at a regularly scheduled meeting of the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our senior executive officers. The Compensation Committee of the Board is responsible for the administration of our compensation plans, policies and programs and for all decisions relating to the compensation of our principal executive officer, principal financial officer and three other executive officers (the “Named Executive Officers”). The Compensation Committee endeavors to ensure that the compensation paid to the Named Executive Officers is consistent with our overall philosophy on compensation and market practices.

     Compensation Philosophy and Objectives. We, through our executive compensation programs, seek to attract, motivate and retain top quality senior executives who are committed to our core values of excellence and integrity. The Compensation Committee’s fundamental philosophy is to closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value.

     The Compensation Committee’s objectives in developing and administering the executive compensation programs are to:

  Attract, retain and motivate a highly skilled senior executive team that will contribute to the successful performance of MFA;

  Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value;

  Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

  Support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

  Maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

     The Compensation Committee believes that it is important to create a compensation program that appropriately balances short-term, cash-based compensation with long-term, equity-based compensation. Our executive officer compensation program includes the following primary components:

  Base salaries paid in cash which recognize the unique role and responsibilities of a position as well as an individual’s performance in that role;

  Annual cash awards which are meant to motivate and reward our short-term financial and operational performance, as well as individual performance; and

  Long-term equity-based awards which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promoting our long-term performance and value creation and retaining executive officers.

     In addition to the primary components of the executive officer compensation program, we maintain our Senior Officers Deferred Bonus Plan (the “Senior Officers Plan”), a non-qualified deferred compensation program designed to provide additional opportunities to align the interests of executive officers and stockholders and provide limited perquisites and other benefits beyond what are provided to all of our employees.

     The Compensation Committee is committed to the ongoing review and evaluation of the executive officer compensation levels and program. It is the Compensation Committee’s view that compensation decisions are complex and best made after a deliberate review of Company and individual performance, as well as industry compensation levels. Consistent with this view, the Compensation Committee annually assesses our performance within the context of the industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position and role within MFA. In addition, the Compensation Committee benchmarks from time to time the total compensation provided to our executive officers to industry-based compensation practices. While it is the Compensation Committee’s goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, a specific target market position for executive officer pay levels has not been established.

     Setting Executive Compensation. During 2005 and 2006, the Compensation Committee conducted a comprehensive review of our senior executive compensation practices in order to help assure that our senior executive compensation program and policies remained aligned with the goal of enhancing stockholder value through compensation practices that attract, motivate and retain key senior executives. As a part of the process, the Compensation Committee engaged FPL Associates Compensation, a nationally recognized compensation consulting firm specializing in the real estate industry (“FPL”), to provide independent guidance and insight to the Compensation Committee on executive compensation matters, both generally in the marketplace and within our industry, and to provide recommendations regarding potential modifications to our senior executive compensation programs and policies.

     The focus of the Compensation Committee’s review was to (i) more directly align our senior executive compensation programs and policies with our financial performance and, accordingly, the creation of stockholder value and (ii) competitively update the existing executive compensation programs and policies, including existing employment agreements, to reflect current practices in the marketplace. In conducting this review, the Compensation Committee examined all components of our compensation programs offered to the Named Executive Officers, including, among other things, base salary, annual incentive bonus, equity and long-term compensation, accumulated (realized and unrealized) gains on stock options (“Options”) and payments on DERs, the dollar value to the senior executives (and the cost to us) of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Senior Officers Plan, and the actual projected payout obligations under several potential severance and change-in-control scenarios. A compensation tally sheet setting forth these components of our senior executive compensation program provided to each Named Executive Officer was prepared and reviewed by the Compensation Committee. As part of their review, the Compensation Committee also evaluated a comprehensive benchmarking analysis prepared by FPL, which compared our senior executive compensation practices to the compensation practices employed by multiple distinct industry peer groups representing various asset classes.

     Based on the analysis and findings of this comprehensive review and FPL’s recommendations, the Compensation Committee determined that it would be beneficial to modify the compensation arrangements then offered to the Named Executive Officers in order to more closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value. As a result, in 2006, the Compensation Committee directed the implementation and documentation of these modifications in connection with the amendment and restatement of the Named Executive Officers’ then-existing employment agreements. These initial modifications to our compensation arrangements established the foundation for the Compensation Committee’s overall philosophy on our compensation practices. The Compensation Committee believes that the basis for, and underlying objectives relating to, these initial modifications to our compensation practices, which were first initiated in 2006, continue to reflect the Compensation Committee’s overall compensation philosophy and are a fundamental component of our existing and future senior executive compensation programs and policies.

     During 2006, in connection with the initial modification of our compensation arrangements, (i) Mr. Zimmerman entered into a five-year amended and restated employment agreement, which became effective on April 16, 2006 and is scheduled to expire on December 31, 2010, (ii) Messrs. Gorin and Freydberg each entered into a three-year amended and restated employment agreement, which became effective on April 16, 2006 and were scheduled to expire on December 31, 2008, and (iii) Mr. Korth and Ms. Covello each entered into two-year amended and restated employment agreements which became effective on January 1, 2006 and expired on December 31, 2007. In connection with the amendment and restatement of their employment agreements, Messrs. Zimmerman, Gorin and Freydberg (the “Senior Executives”) each waived their rights under their then-existing employment agreements in order to enter into the amended and restated employment agreements specifying the modified compensation arrangements. The Compensation Committee continues to believe that the terms and provisions of these amended and restated employment agreements provided for compensation arrangements that reflect the Compensation Committee’s philosophy and objectives and help assure our future stability and succession of leadership.

     During 2007, in contemplation of the expiration of the employment agreements of Mr. Korth and Ms. Covello on December 31, 2007, the Compensation Committee, together with the FPL, reviewed the components of the compensation arrangements then offered to these Named Executive Officers. As part of this process, the Compensation Committee considered the terms and provisions set forth in Mr. Korth’s and Ms. Covello’s employment agreements and determined to modify the annual base salaries paid to them. Specifically, Mr. Korth’s and Ms. Covello’s salaries were increased approximately 18% and 11%, respectively. These increases were based on the results of this review and the Compensation Committee’s view that the salaries were below competitive market practices and did not appropriately reflect the broad set of responsibilities that each executive carries out as a member of our senior executive team. As a result, each of Mr. Korth and Ms. Covello entered into a new two-year amended and restated employment agreement, which became effective on January 1, 2008 and are scheduled to expire on December 31, 2009.

     During 2008, in connection with the promotion of Mr. Gorin to the office of our President and Chief Financial Officer and Mr. Freydberg to the office of our Chief Investment Officer and Executive Vice President, the Compensation Committee, together with Christenson Advisors, LLC, a nationally recognized compensation consulting firm (“Christenson Advisors”), reviewed the components of the compensation arrangements then offered to these Named Executive Officers. As part of this process, the Compensation Committee considered, among other things, the increased duties and responsibilities associated with their new positions and determined to increase the annual base salaries paid to, and to modify the annual performance-based bonus pool (the “Bonus Pool”) shared by, these executive officers. Specifically, effective July 1, 2008, Mr. Gorin’s annual base salary was increased from $675,000 to $800,000 and Mr. Freydberg’s annual base salary was increased from $675,000 to $750,000. These increases in annual base salary were based on the results of this review and the Compensation Committee’s view that these promotions (i.e., the additional responsibilities expected to be carried out by Messrs. Gorin and Freydberg) warranted an increase in annual base salary. Further, these increases provided additional and, in the view of the Compensation Committee, appropriate incentives to these executives to renew their employment with us for an additional term of three and one-half years and, thereby, help assure the continuity and development of our senior executive team. In addition, Messrs. Gorin and Freydberg also received a one-time award of 100,000 Restricted Shares and 75,000 Restricted Shares, respectively, which vest ratably over a four-year period. As a result, each of Messrs. Gorin and Freydberg entered into new amended and restated employment agreements, which became effective as of July 1, 2008 and are scheduled to expire on December 31, 2011.

     In December 2008, the Compensation Committee, based upon the advice and counsel of Christenson Advisors, agreed to amend and restate Mr. Zimmerman’s employment agreement in order to allow him, as a Senior Executive, to participate in the revised Bonus Pool with Messrs. Gorin and Freydberg. As a result of the 2008 modifications to the Bonus Pool, the aggregate amount of the Bonus Pool available for distribution to all three of the Senior Executives, combined, can range annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee) based upon our attainment of specified return on average equity (“ROAE”) targets in any given year. In addition, in December 2008, the employment agreements of all of the Named Executive Officers were amended to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

     The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

     Additional information with respect to the current employment agreements of the Named Executive Officers can be found under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” of this Executive Compensation section of the Proxy Statement.

     Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions related to the Named Executive Officers and approves recommendations related to incentive compensation for our other employees. When making compensation decisions for the Named Executive Officers (other than Mr. Zimmerman), the Compensation Committee seeks and considers the advice and counsel of Mr. Zimmerman, our Chief Executive Officer, given his direct day-to-day working relationship with these senior executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and makes final determinations related to compensation paid to the Named Executive Officers. All decisions regarding Mr. Zimmerman’s compensation are made independently by the Compensation Committee.

     Elements of Executive Compensation. The key elements of our executive compensation program include:

  Base salary;

  Incentive compensation;

  Equity grants;

  Deferred compensation; and

  Perquisites and other benefits.

     Base Salary

     Pursuant to their employment agreements, we provide the Named Executive Officers with annual base salaries to compensate them for services provided during the term of their employment. The amount of the annual base salary paid to the Named Executive Officers each year is established by, and set forth in, their employment agreements. The Compensation Committee believes that the annual base salary paid in 2008 to each of the Named Executive Officers reflected the scope of the role and responsibilities of the applicable position, individual performance and experience and competitive market practices.

     The annual base salaries for each of the Named Executive Officers at December 31, 2008 were as follows:

	2008 Base Salary
	Cash	Stock Grant
Stewart Zimmerman	$900,000	$100,000
William S. Gorin	800,000	—
Ronald A. Freydberg	750,000	—
Timothy W. Korth	325,000	—
Teresa D. Covello	250,000	—

     Pursuant to their employment agreements, the amount of annual compensation paid to each of the Named Executive Officers may be increased during the term of employment at the discretion of the Compensation Committee. During 2008, no discretionary adjustments were made by the Compensation Committee to the stated annual base salaries set forth in the Named Executive Officers’ employment agreements. The Compensation Committee intends to continue to implement the terms of the employment agreements, including the annual base salary provisions, while remaining open to future annual base salary adjustments in the event the Compensation Committee concludes that the circumstances warrant them. However, consistent with the Compensation Committee’s overall philosophy, the compensation programs for the Named Executive Officers (and, in particular, the Senior Executives) will continue to emphasize incentive compensation.

     Incentive Compensation

     Under the terms of their employment agreements, an incentive structure was established for the Senior Executives. As a result, the Senior Executives are eligible to participate annually in the performance-based Bonus Pool that is funded based on MFA’s ROAE. The Bonus Pool structure provides the Compensation Committee with considerable discretion to establish incentive compensation levels in a manner consistent with its overall compensation philosophy and objectives. For purposes of the Bonus Pool, ROAE is calculated as the twelve-month GAAP net income excluding depreciation, merger expenses, gains/losses on asset sales and impairment charges, divided by the average stockholder equity before (i) goodwill and (ii) preferred stockholder equity, for the twelve-month period beginning on December 1st of the prior year through November 30th of the calculation year. The Compensation Committee evaluated various measures and factors of performance in developing this structure and, in its view, ROAE was determined to be a strong indicator of our overall performance and value creation for stockholders. Further, ROAE is a metric of our performance that has been calculated and reported on a consistent basis since our inception in 1998.

     As designed by the Compensation Committee and revised in 2008, the aggregate amount of the Bonus Pool available for distribution to the Senior Executives can range annually from $750,000 to $6.3 million or more based upon our attainment of specified ROAE targets in any given year. The Compensation Committee has the discretionary right to adjust upward or downward the amount available for distribution from the Bonus Pool by as much as 30% in any given year (the “Discretionary Adjustment”) based upon its assessment of certain factors, including, among other considerations, our leverage, our share price performance relative to the S&P Financial Index or other relevant indices, our share price performance relative to our peer group, our total stockholder return (share price change plus dividend), and our other asset management activities, as well as the individual performance of the Senior Executives. Of the aggregate amount available for distribution from the Bonus Pool, the Compensation Committee bases annual bonus allocations to each of the Senior Executives on its assessment of each Senior Executive’s performance during the applicable period.

     In accordance with the terms of their employment agreements, the aggregate Bonus Pool available for distribution to the Senior Executives (subject to the Discretionary Adjustment of the Compensation Committee) is as follows:

ROAE Targets	Bonus Pool Range
Less than 4.5%	$750,000	—
4.5% - 5%	750,000	$950,000
5% - 6%	950,000	1,150,000
6% - 7%	1,150,000	1,350,000
7% - 8%	1,350,000	1,800,000
8% - 9%	1,800,000	2,250,000
9% - 10%	2,250,000	2,700,000
10% - 11%	2,700,000	3,150,000
11% - 12%	3,150,000	3,600,000
12% - 13%	3,600,000	4,050,000
13% - 14%	4,050,000	4,500,000
14% - 15%	4,500,000	4,950,000
15% - 16%	4,950,000	5,400,000
16% - 17%	5,400,000	5,850,000
17% - 18%	5,850,000	6,300,000
18% or more	Minimum of $6,300,000 (subject to the Discretionary
	Adjustment of the Compensation Committee)

     In order to further align the performance of the Senior Executives with our long-term financial success and the creation of stockholder value, the Compensation Committee also determined that amounts allocated to Senior Executives annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool. Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to a Senior Executive will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares. In addition, no Senior Executive will be permitted to sell or otherwise transfer any of these Restricted Shares during the executive’s employment or for a period of six months following the termination of the executive’s employment, unless the value of the executive’s stock holdings in us exceeds a specified multiple of the executive’s annual base compensation (five times in the case of Mr. Zimmerman, four times in the case of Mr. Gorin and three times in the case of Mr. Freydberg).

     For 2008, MFA’s ROAE for purposes of determining the aggregate Bonus Pool available for distribution to the Senior Executives was 15.11% and, in accordance with the terms of their employment agreements, the 2008 Bonus Pool ranged from $4,950,000 to $5,400,000 (subject to the Discretionary Adjustment of the Compensation Committee). Based upon their assessment and evaluation, the Compensation Committee determined to apply the Discretionary Adjustment to the 2008 Bonus Pool and, as a result, adjusted the Bonus Pool downwards by 28.4% (out of a possible maximum downward Discretionary Adjustment of 30% from the lowest Bonus Pool amount within the applicable ROAE target range) to $3,543,750. As a result, in the exercise of its discretion, the Compensation Committee reduced the available aggregate 2008 Bonus Pool available for distribution to the Senior Executives by $1,406,250.

     In making its determination to apply the Discretionary Adjustment, the Compensation Committee took into consideration both positive and negative factors impacting MFA’s 2008 financial performance, including the impact of MFA's leverage strategy, the relative and absolute share price for MFA’s Common Stock, total stockholder return, the comparative financial performance of industry peers, other asset management activities and the relative performance of the Senior Executives (individually and collectively), and weighed such factors accordingly in applying the downward adjustment to the 2008 Bonus Pool. Ultimately, the Compensation Committee determined that the substantial downward adjustment to the aggregate available 2008 Bonus Pool amount, from the targeted amount that otherwise could have been distributed to the Senior Executives based upon MFA’s 2008 ROAE, was appropriate given the decline in total stockholder return, including the decline in share price and book value per share, experienced by MFA’s common stockholders during 2008.

     Specifically, in the judgment of the Compensation Committee, under the leadership of the Senior Executives (individually and collectively), MFA performed well during 2008 relative to the financial performance, including calculated ROAE, of a distinct comparative industry peer group established by the Compensation Committee, despite unprecedented volatility in the financial markets during that period. In comparing the 2008 financial performance of MFA and its peers, the Compensation Committee used an industry peer group consisting of Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Bimini Capital Management, Capstead Mortgage Corporation and Redwood Trust, Inc. In addition, during 2008, MFA was able to increase its ROAE notwithstanding the use of relatively low leverage and, although its share price declined over the year, the Compensation Committee believes that such decline was less substantial than that reported for the companies covered by the Bloomberg REIT Index and the S&P Financial Cash Index. Nevertheless, as a result of the decline in MFA's share price and book value per share, the Compensation Committee recognized that the total stockholder return in 2008 to MFA's stockholders also declined. For these reasons, as well as the market knowledge, experience, advice and recommendations of Christenson Advisors, the Compensation Committee determined that it was appropriate, in the exercise of the discretion it had under MFA’s compensation policies and the employment agreements with the Senior Executives, to reduce the amount that otherwise could be available for distribution to the Senior Executives under the Bonus Pool arrangement.

     The Compensation Committee, based upon its assessment of the individual performance of each of the Senior Executives, allocated the Bonus Pool as follows:

		Restricted Shares
	Cash	Shares	Value	Total
Stewart Zimmerman	$1,029,375	67,500	$388,125	$1,417,500
William S. Gorin	772,031	50,625	291,094	1,063,125
Ronald A. Freydberg	772,031	50,625	291,094	1,063,125

     Based upon the subjective evaluation of the relative leadership and performance of the Senior Executives (individually and collectively) and MFA’s 2008 financial performance, the Compensation Committee determined to allocate 40% of the 2008 Bonus Pool to Mr. Zimmerman, 30% to Mr. Gorin and 30% to Mr. Freydberg. This allocation reflected the view of the Compensation Committee that the Senior Executives functioned effectively as a senior management team, under the overall leadership of Mr. Zimmerman, in his capacity as Chief Executive Officer and Chairman of the Board, with effective contributions by Mr. Gorin, in his capacity as President and Chief Financial Officer, and Mr. Freydberg, in his capacity as Chief Investment Officer and Executive Vice President.

     Annual incentive compensation for Mr. Korth and Ms. Covello is determined at the discretion of the Compensation Committee based upon its subjective assessment and evaluation of MFA’s annual performance and the annual performance of each individual senior executive. Based upon the initial recommendation of Mr. Zimmerman and advice and counsel of Christenson Advisors, the Compensation Committee determined to award Mr. Korth and Ms. Covello annual incentive compensation of $220,000 and $178,000, respectively, for 2008. Of these total incentive amounts, Mr. Korth received payment of $20,000 in the form of 3,479 Restricted Shares and Ms. Covello received payment of $15,000 in the form of 2,609 Restricted Shares.

     The cash component of the incentive compensation for 2008, which was approved by the Compensation Committee on December 10, 2008, was paid to the Named Executive Officers on January 15, 2009. The restricted stock awards granted to the Named Executive Officers were made on December 11, 2008 under the 2004 Equity Compensation Plan. With respect to Messrs. Zimmerman, Gorin and Freydberg, the restriction period on these Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2009 and ending with the quarter ending December 31, 2012) and dividends on these Restricted Shares are accrued during the restriction period and are paid in full following the vesting of the applicable shares. With respect to Mr. Korth and Ms. Covello, 25% of these Restricted Shares became fully vested upon grant, with the remaining 75% vesting equally on each of the next three anniversaries of the date of grant, and dividends are paid currently on all vested and unvested Restricted Shares.

     Equity Grants

     The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation. In addition, equity-based incentives appropriately align the interests of management with those of stockholders. During the second quarter of 2004, we adopted the 2004 Equity Compensation Plan, as approved by our stockholders, which amended and restated our Second Amended and Restated 1997 Stock Option Plan. In accordance with the terms of the 2004 Equity Compensation Plan, directors, officers and employees of MFA and any of our subsidiaries and other persons expected to provide significant services (of a type expressly approved by the Compensation Committee of the Board as covered services for these purposes) to us are eligible to be granted Options, restricted stock, phantom shares, DERs and other stock-based awards under the 2004 Equity Compensation Plan.

     As of December 31, 2008, the Named Executive Officers held an aggregate of 302,085 phantom shares (the “Phantom Shares”) and related DERs. With the adoption and implementation of a Phantom Share program in 2007, the Compensation Committee believes that a meaningful long-term retention and equity-building component for our senior executives and other key employees has been added to our comprehensive compensation program. The Compensation Committee concluded that the grant of Phantom Shares served our retention goals, helped further to align the interests of the Named Executive Officers with those of our stockholders and provided appropriate additional compensation to the Named Executive Officers in the form of quarterly DER distributions during the period in which these Phantom Shares continue to be outstanding for their continuing service. These Phantom Shares are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause) and, once vested, shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013. During the period from award until settlement, the Named Executive Officers are entitled to receive DER distributions on all unvested Phantom Shares.

     In addition, as of December 31, 2008, the Named Executive Officers held an aggregate of 585,000 Options and related DERs. With respect to these DERs, the Named Executive Officers are only entitled to receive DER distributions to the extent that related Options are vested.

     The following table sets forth certain information regarding the number of vested and unvested DERs held by the Named Executive Officers on December 31, 2008, as well as distributions with respect to these DERs paid to the Named Executive Officers during fiscal year 2008. This information regarding distributions paid on DERs during 2008 can also be found in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

	Vested DERs	Unvested DERs	2008 DER
	at 12/31/2008	at 12/31/2008	Distributions
Stewart Zimmerman	400,741	—	$238,552
William S. Gorin	178,125	—	144,303
Ronald A. Freydberg	178,125	—	142,852
Timothy W. Korth	67,362	—	50,185
Teresa D. Covello	62,732	—	46,735

     Under the terms of his employment agreement, Mr. Zimmerman is entitled to receive an annual grant of Common Stock with an aggregate fair market value on the date of grant of $100,000 on the first business day of each year during the remaining term of his employment. These stock grants represent a payment of a portion of Mr. Zimmerman’s annual base salary compensation and are fully vested and non-forfeitable upon the date of grant. Mr. Zimmerman may not sell or otherwise transfer these shares during the term of his employment unless his stock holdings in us exceed a multiple of five times his annual base compensation and, once this threshold is met, only to the extent that the value of his stock holdings exceeds that multiple. The Compensation Committee believes that paying a portion of Mr. Zimmerman’s base salary in the form of Common Stock aligns his interests and compensation with long-term stockholder value creation. During 2008, pursuant to his employment agreement, Mr. Zimmerman received a grant of 16,978 shares of Common Stock on January 2, 2008, which had a value of $100,000 based on the closing stock price on the New York Stock Exchange of $5.89 on December 31, 2008 (the last trading day of the year).

     On August 13, 2008, in connection with the execution of their new employment agreements, Messrs. Gorin and Freydberg received a one-time award of 100,000 Restricted Shares and 75,000 Restricted Shares, respectively. Dividends on these Restricted Shares are accrued during the restriction period and are paid in full following the vesting of the applicable shares. Under the terms of their employment agreements, Messrs. Gorin and Freydberg are not permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of four times, in the case of Mr. Gorin, and three times, in the case of Mr. Freydberg, his annual base compensation. The Compensation Committee believes that the grant of these Restricted Shares to Messrs. Gorin and Freydberg (i) further aligned their interests and compensation with long-term stockholder value creation and (ii) provided additional and, in the view of the Compensation Committee, appropriate incentives to these executives to renew their employment with us for an additional term of three and one-half years and, thereby, help assure the continuity and development of our senior executive team.

     No other equity grants were made to the Named Executive Officers during 2008 other than those grants detailed above and those awarded in conjunction with the incentive compensation. The Compensation Committee will continue to evaluate the Named Executive Officer compensation programs and Company performance and retains the right to make future equity-based grants.

     Deferred Compensation

     On December 19, 2002, the Board adopted the Senior Officers Plan which gives executive officers the ability to elect to defer up to 100% of their annual cash incentive compensation. Amounts deferred under this plan are subject to a five-year deferral period. The Senior Officers Plan is intended to provide executive officers with an opportunity to defer certain compensation while at the same time aligning their interests with the interests of stockholders. Amounts deferred under the plan are considered to be converted into “stock units” of MFA, which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. Prior to the time that the deferred accounts are settled, participants are unsecured creditors.

     The Named Executive Officers are also eligible to participate in our tax-qualified retirement savings plan (the “401(k) Plan”) under which all full-time employees are able to contribute compensation up to the limit prescribed by the Internal Revenue Service on a before-tax basis. We match 100% of the first 3% of eligible compensation deferred by our employees and 50% of the next 2%, subject to a maximum as provided by Section 401(k) of the Code. Subject to certain restrictions, all of our employees are eligible to participate in this plan. We have elected to operate this plan under applicable safe harbor provisions of the Code, whereby, among other things, we must make contributions for all participating employees, and all matches contributed by us immediately vest 100%.

     Perquisites and Other Benefits

     In general, it is the Compensation Committee’s practice to provide limited perquisites and other benefits to the Named Executive Officers. We do not reimburse the Named Executive Officers for automobiles, clubs, financial planning or items of a similar nature. The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to Named Executive Officers in light of market practices and within the context of the total compensation program.

     The Named Executive Officers are eligible to participate in our employee health and welfare benefit programs. The attributed costs of these benefits for the Named Executive Officers for the fiscal year ended December 31, 2008, are included in the Summary Compensation Table under the column entitled “All Other Compensation” and the related footnote. In addition, we provide all of our employees, including the Named Executive Officers, with up to $500,000 of accidental death and dismemberment insurance while traveling on business or traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events. Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of, any of our employees, including the Named Executive Officers.

     As discussed above in this Compensation Discussion and Analysis, we have entered into employment agreements with each of the Named Executive Officers. These employment agreements are designed to promote our stability and continuity of senior leadership. Information with respect to applicable severance payments under these agreements for the Named Executive Officers is provided under the section “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” of this Executive Compensation section of the Proxy Statement.

     Deductibility of Executive Compensation. The Compensation Committee has determined to maximize the tax deductibility of compensation payments to our executive officers under Section 162(m) of the Code and the regulations thereunder. Section 162(m) imposes an annual individual limit of $1 million on the deductibility of our compensation payments to executives. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. In this regard, grants under our 2004 Equity Compensation Plan will generally be intended to be qualified performance-based compensation and the Compensation Committee has the authority to structure other awards thereunder as qualified performance-based compensation for these purposes. The Compensation Committee may, however, authorize payments to executives that may not be fully deductible if it believes such payments are in our interests and that of our stockholders.

     Other Tax and Accounting Implications. The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. MFA believes that it is operating in good faith compliance with these statutory provisions and all subsequent regulatory authority. In December 2008, the employment agreements of all of the Named Executive Officers, the 2004 Equity Compensation Plan and the Senior Officers Plan were amended to bring them into compliance with Section 409A of the Code.

     On January 1, 2006, MFA adopted FAS 123R. Prior to the adoption of FAS 123R, MFA accounted for its stock-based compensation in accordance with FAS No. 123, “Accounting for Stock-Based Compensation,” as amended by FAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” which was adopted on January 1, 2003.

Compensation Committee Report

     The Compensation Committee evaluates and establishes compensation for our senior executive officers and administers our 2004 Equity Compensation Plan, Senior Officers Plan, Non-Employee Directors Plan and other management incentive, benefit and perquisite programs. While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

James A. Brodsky, Chairman
Stephen R. Blank
George H. Krauss

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

     The following table summarizes the annual compensation received by the Named Executive Officers for the years ended December 31, 2008, 2007 and 2006.

Summary Compensation Table
						Non-Equity
						Incentive Plan	All Other
Name and		Salary	Bonus	Stock Awards		Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(1)(2)	($)(1)(3)(4)		($)(5)	($)(6)(7)(8)	($)
Stewart Zimmerman,	2008	$900,000	$1,029,375	$114,776		$238,552	$35,377	$2,318,080
Chairman of the Board and	2007	900,000	370,000	117,502	(9)	94,050	29,947	1,511,499
Chief Executive Officer	2006	929,167	175,000	137,500		50,063	27,953	1,319,683

William S. Gorin,	2008	737,500	772,031	95,428		144,303	37,989	1,787,251
President and	2007	675,000	290,000	19,378	(10)	59,400	33,331	1,077,109
Chief Financial Officer	2006	696,875	137,500	9,376		32,250	30,426	906,427

Ronald A. Freydberg,	2008	712,500	772,031	76,428		142,852	37,017	1,740,828
Executive Vice President and	2007	675,000	290,000	19,378	(10)	56,100	33,331	1,073,809
Chief Investment Officer	2006	696,875	137,500	9,376		30,250	30,426	904,427

Timothy W. Korth,	2008	325,000	200,000	10,292		50,185	37,929	623,406
General Counsel, Senior Vice	2007	275,000	180,000	5,627	(11)	15,750	32,650	509,027
President – Business Development	2006	275,000	130,000	1,876		6,875	29,746	443,497
and Corporate Secretary

Teresa D. Covello,	2008	250,000	163,000	7,871		46,735	35,851	503,457
Senior Vice President, Chief	2007	225,000	155,000	4,377	(12)	16,500	32,164	433,041
Accounting Officer and Treasurer	2006	225,000	125,000	1,876		8,125	29,260	389,261
____________________

(1)

Material terms of the employment agreements of the Named Executive Officers are provided under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” of this Executive Compensation section of the Proxy Statement.

(2)

Amounts in this column represent (a) for 2008, the cash component of the 2008 bonus awards that were paid to the Named Executive Officers on January 15, 2009, (b) for 2007, the cash component of the 2007 bonus awards that were paid to the Named Executive Officers on January 15, 2008 and (c) for 2006, the cash component of the 2006 bonus awards that were paid to the Named Executive Officers on January 12, 2007.

(3)	Amounts in this column represent compensation costs recognized by us for awards of Restricted Shares based upon the fair value as of the grant date of such awards determined pursuant to FAS 123R.

(4)	Amounts in this column do not include the Phantom Shares granted by us under the 2004 Equity Compensation Plan on October 26, 2007, which are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause). Once vested, these Phantom Shares shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013. At December 31, 2008, the total number of unvested Phantom Shares held by the Named Executive Officers was 302,085. See “Compensation Discussion and Analysis— Elements of Executive Compensation—Equity Grants” of this Executive Compensation section of the Proxy Statement.

(5)	Amounts in this column represent aggregate distributions paid on DERs, which represent the right to receive a distribution on each DER equal to the cash dividend paid on a share of Common Stock, attached to outstanding Phantom Shares and vested Options.

(6)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2008.

		401(k) Plan	Disability and	Dental
	Health Insurance	Company Match	Life Insurance	Insurance	Total
	($)	($)	($)	($)	($)
Stewart Zimmerman	$19,097	$9,200	$5,788	$1,292	$35,377
William S. Gorin	24,269	9,200	2,682	1,838	37,989
Ronald A. Freydberg	24,269	9,200	1,710	1,838	37,017
Timothy W. Korth	25,861	9,200	1,030	1,838	37,929
Teresa D. Covello	24,269	9,200	544	1,838	35,851

(7)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2007.

		401(k) Plan	Disability and	Dental
	Health Insurance	Company Match	Life Insurance	Insurance	Total
	($)	($)	($)	($)	($)
Stewart Zimmerman	$13,892	$9,000	$5,825	$1,230	$29,947
William S. Gorin	20,870	9,000	1,710	1,751	33,331
Ronald A. Freydberg	20,870	9,000	1,710	1,751	33,331
Timothy W. Korth	20,870	9,000	1,029	1,751	32,650
Teresa D. Covello	20,870	9,000	543	1,751	32,164

(8)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2006.

		401(k) Plan	Disability and	Dental
	Health Insurance	Company Match	Life Insurance	Insurance	Total
	($)	($)	($)	($)	($)
Stewart Zimmerman	$12,156	$8,800	$5,825	$1,172	$27,953
William S. Gorin	18,248	8,800	1,710	1,668	30,426
Ronald A. Freydberg	18,248	8,800	1,710	1,668	30,426
Timothy W. Korth	18,248	8,800	1,030	1,668	29,746
Teresa D. Covello	18,248	8,800	544	1,668	29,260

(9)	Amount not including 115,741 Phantom Shares awarded in 2007 under the 2004 Equity Compensation Plan having a value of $681,714. This value is based on a market value of the Common Stock reserved for issuance upon settlement of these Phantom Shares of $5.89 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2008 (the last trading day of the year). Assuming continued employment with us, these Phantom Shares will vest in full on December 31, 2010.

(10)	Amount not including 78,125 Phantom Shares awarded in 2007 under the 2004 Equity Compensation Plan having a value of $460,156. This value is based on a market value of the Common Stock reserved for issuance upon settlement of these Phantom Shares of $5.89 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2008 (the last trading day of the year). Assuming continued employment with us, these Phantom Shares will vest in full on December 31, 2010.

(11)	Amount not including 17,362 Phantom Shares awarded in 2007 under the 2004 Equity Compensation Plan having a value of $102,262. This value is based on a market value of the Common Stock reserved for issuance upon settlement of these Phantom Shares of $5.89 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2008 (the last trading day of the year). Assuming continued employment with us, these Phantom Shares will vest in full on December 31, 2010.

(12)	Amount not including 12,732 Phantom Shares awarded in 2007 under the 2004 Equity Compensation Plan having a value of $74,991. This value is based on a market value of the Common Stock reserved for issuance upon settlement of these Phantom Shares of $5.89 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2008 (the last trading day of the year). Assuming continued employment with us, these Phantom Shares will vest in full on December 31, 2010.

Grants of Plan-Based Awards

     The following table summarizes certain information regarding all plan-based awards granted to the Named Executive Officers during the year ended December 31, 2008.

Grants of Plan Based Awards for 2008
			All Other Stock		Grant Date
			Awards:		Fair Value of
		Date of	Number of		Stock and
		Compensation	Shares of Stock		Option
		Committee	or Units		Awards(1)
	Grant Date	Action	(#)		($)
Stewart Zimmerman	1/2/2008	4/24/2006 (2)	16,978	(3)	$100,000
	12/11/2008	12/10/2008	67,500	(4)	388,125

William S. Gorin	8/13/2008	7/1/2008	100,000	(5)	608,000
	12/11/2008	12/10/2008	50,625	(4)	291,094

Ronald A. Freydberg	8/13/2008	7/1/2008	75,000	(6)	456,000
	12/11/2008	12/10/2008	50,625	(4)	291,094

Timothy W. Korth	12/11/2008	12/10/2008	3,479	(7)	20,000

Teresa D. Covello	12/11/2008	12/10/2008	2,609	(7)	15,000
____________________

(1)	Amounts in this column represent the aggregate value of the stock awards granted in 2008 based upon the fair value as of the grant date of such awards determined pursuant to FAS 123R.

(2)	In accordance with the terms of Mr. Zimmerman’s employment agreement, originally approved by the Compensation Committee on April 24, 2006 and subsequently amended and restated on December 10, 2008, the date of his annual stock grant in 2008 was contractually set as the first business day of the year (January 2, 2008).

(3)	In accordance with the terms of Mr. Zimmerman’s employment agreement, such shares of Common Stock became fully vested upon the date of grant; however, unless there is a termination of service, Mr. Zimmerman is not permitted to voluntarily or involuntarily sell, transfer, pledge, anticipate, alienate, encumber or assign such shares (or have such shares attached or garnished) until such time as the value of his stock holdings in us exceeds a multiple of five times his annual base compensation and, once this threshold is met, only in amounts having a value that exceeds that multiple.

(4)	In accordance with the terms of the applicable employment agreements and related award agreements, the restriction period on such Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2009 and ending with the quarter ending December 31, 2012).

(5)	In accordance with the terms of Mr. Gorin’s employment agreement, originally approved by the Compensation Committee as of July 1, 2008 and subsequently amended and restated on December 10, 2008, Mr. Gorin received a one-time award of 100,000 Restricted Shares. In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse ratably, with respect to 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2008 and ending with the quarter ending June 30, 2012). With respect to those Restricted Shares that are no longer subject to restriction, Mr. Gorin shall not be permitted to sell or otherwise transfer any of these shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of four times his annual base compensation.

(6)	In accordance with the terms of Mr. Freydberg’s employment agreement, originally approved by the Compensation Committee as of July 1, 2008 and subsequently amended and restated on December 10, 2008, Mr. Freydberg received a one-time award of 75,000 Restricted Shares. In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2008 and ending with the quarter ending June 30, 2012). With respect to those Restricted Shares that are no longer subject to restriction, Mr. Freydberg shall not be permitted to sell or otherwise transfer any of these shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of three times his annual base compensation.

(7)	In accordance with the terms of the applicable award agreements, 25% of such shares of Common Stock became fully vested upon the date of grant and, thereafter, with respect to the remaining 75%, restrictions will lapse on one-quarter of such shares on each of the next three anniversaries of the date of grant.

Outstanding Equity Awards

     The following table summarizes all outstanding equity awards held by the Named Executive Officers on December 31, 2008.

	Outstanding Equity Awards at Fiscal 2008 Year-End
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or		Market Value
	Underlying	Underlying			Units of		of Shares or
	Unexercised	Unexercised	Option		Stock That		Units of Stock
	Options	Options	Exercise	Option	Have Not		That Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested		Vested
Name	(#)	(#)	($)	Date	(#)(1)		($)(2)
Stewart Zimmerman	100,000	—	$4.875	8/13/2009	—		—
	185,000	—	10.250	10/1/2013	—		—
	—	—	—	—	115,741	(3)	$681,714
	—	—	—	—	3,991	(4)	23,507
	—	—	—	—	67,500	(5)	397,575

William S. Gorin	100,000	—	10.250	10/1/2013	—		—
	—	—	—	—	78,125	(3)	460,156
	—	—	—	—	1,202	(6)	7,080
	—	—	—	—	2,281	(4)	13,435
	—	—	—	—	87,500	(7)	515,375
	—	—	—	—	50,625	(5)	298,181

Ronald A. Freydberg	100,000	—	10.250	10/1/2013	—		—
	—	—	—	—	78,125	(3)	460,156
	—	—	—	—	1,202	(6)	7,080
	—	—	—	—	2,281	(4)	13,435
	—	—	—	—	65,625	(7)	386,531
	—	—	—	—	50,625	(5)	298,181

Timothy W. Korth	50,000	—	10.230	2/2/2014	—		—
	—	—	—	—	17,362	(3)	102,262
	—	—	—	—	241	(6)	1,419
	—	—	—	—	856	(4)	5,042
	—	—	—	—	2,610	(8)	15,373

Teresa D. Covello	50,000	—	10.250	10/1/2013	—		—
	—	—	—	—	12,732	(3)	74,991
	—	—	—	—	241	(6)	1,419
	—	—	—	—	571	(4)	3,363
	—	—	—	—	1,957	(8)	11,527
____________________

(1)	Excludes 2,404 Restricted Shares granted to Mr. Zimmerman that were considered vested on the date of grant (December 14, 2006) because, under the accelerated vesting provisions set forth in our 2004 Equity Compensation Plan and the applicable award, there was no substantial risk of forfeiture.

(2)	For purposes of this table, the market value of the Common Stock, including Common Stock reserved for issuance upon settlement of Phantom Shares granted under the 2004 Equity Compensation Plan, is deemed to be $5.89 per share, the closing price of the Common Stock reported on the NYSE on December 31, 2008 (the last trading day of the year).

(3)	Phantom Shares awarded under the 2004 Equity Compensation Plan on October 26, 2007. Assuming continued employment with us, these Phantom Shares will vest in full on December 31, 2010. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Grants” of this Executive Compensation section of the Proxy Statement.

(4)	These stock awards were granted on December 17, 2007. Assuming continued employment with us, one-half of these shares will vest on December 17 of each of 2009 and 2010.

(5)	These stock awards were granted on December 11, 2008. Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended March 31, 2009 and ending with the quarter ending December 31, 2012).

(6)	These stock awards were granted on December 14, 2006. Assuming continued employment with us, all of these shares will vest on December 14, 2009.

(7)	These stock awards were granted on August 13, 2008. Assuming continued employment with us, the restriction period on these shares shall lapse ratably, with respect to approximately 6.25% of such shares, on the last business day of each calendar quarter over a four-year period (beginning with the quarter ended September 30, 2008 and ending with the quarter ending June 30, 2012).

(8)	These stock awards were granted on December 11, 2008. Assuming continued employment with us, one-third of these shares will vest on December 11 of each of 2009, 2010 and 2011.

Equity Compensation Plan Information

     The following table summarizes certain information regarding the Common Stock available for issuance under our 2004 Equity Compensation Plan as of December 31, 2008.

	Number of Shares to be	Weighted Average
	Issued Upon Exercise of	Exercise Price of	Number of Shares
	Outstanding Options,	Outstanding Options,	Available for Future
Plan Category	Warrants and Rights(1)	Warrants and Rights	Issuance(1)
Equity Compensation Plans Approved by
Stockholders	632,000	$9.31	1,582,689
Equity Compensation Plans Not Approved by
Stockholders(2)	—	—	—
Total	632,000	$9.31	1,582,689
____________________

(1)	Amounts in this column do not represent the Phantom Shares granted by us under the 2004 Equity Compensation Plan on October 26, 2007, which are scheduled to vest in full on December 31, 2010 (or earlier in the event of death or disability or termination of service with us for any reason other than cause). Once vested, these Phantom Shares shall be settled on a one-for-one basis in shares of Common Stock on the earlier of a termination of service with us (for any reason), a change in control or on January 1, 2013. At December 31, 2008, the total number of outstanding Phantom Shares still subject to forfeiture was 326,392. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Grants” of this Executive Compensation section of the Proxy Statement.

(2)	We have not adopted any “equity compensation plans” as defined in the applicable SEC rules which have not been approved by our stockholders.

Long-Term Incentive Plans and Other Matters

     2004 Equity Compensation Plan. In general, subject to certain exceptions, stock-based awards relating to a maximum of 3.5 million shares of Common Stock may be granted under the 2004 Equity Compensation Plan (forfeitures and/or awards that expire unexercised do not count towards such limit). Subject to certain exceptions, a participant may not receive stock-based awards in excess of 500,000 shares of Common Stock in any one year and no award may be granted to any person who, assuming exercise of all Options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our capital stock. Unless previously terminated by the Board, awards may be granted under the 2004 Equity Compensation Plan until the tenth anniversary of the date that our stockholders approved such plan.

     Pursuant to Section 422(b) of the Code, in order for Options granted under the 2004 Equity Compensation Plan and vesting in any one calendar year to qualify as incentive Options (“ISOs”) for tax purposes, the market value of the Common Stock, as determined on the date of grant, to be received upon exercise of such Options shall not exceed $100,000 during any such calendar year. The exercise price of an ISO may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of grant. In addition, the exercise price for any other type of Option issued under the 2004 Equity Compensation Plan may not be less than the fair market value on the date of grant. Each Option is exercisable after the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee and set forth in the applicable award agreement.

     A Phantom Share is a right to receive, subject to the satisfaction of conditions set by the Compensation Committee at the time of grant, a payment of a specified value, which may be a share of Common Stock, the fair market value of a share of Common Stock or such fair market value to the extent in excess of an established base value, on the applicable settlement date. A DER is a right to receive, as specified by the Compensation Committee at the time of grant, a distribution equal to the dividend distributions that would be paid on a share of Common Stock. DERs may be granted separately or together with other awards and are paid in cash or other consideration at such times and in accordance with such rules as the Compensation Committee shall determine in its discretion.

     As of the Record Date, under our 2004 Equity Compensation Plan, there were outstanding (i) Options to acquire (a) a total of 100,000 shares of Common Stock at a purchase price of $4.875 per share, (b) a total of 452,000 shares of Common Stock at a purchase price of $10.25 per share, (c) a total of 50,000 shares of Common Stock at a purchase price of $10.23 per share, and (d) a total of 30,000 shares of Common Stock at a purchase price of $8.40 per share, (ii) a total of 326,392 Phantom Shares still subject to forfeiture, (iii) a total of 345,623 Restricted Shares still subject to forfeiture and (iv) a total of 835,892 vested DERs. During 2008, no Options were granted or exercised and no outstanding Options for any of the Named Executive Officers were repriced. As of the Record Date, 1,565,711 shares of Common Stock remained available for grant to eligible participants under our 2004 Equity Compensation Plan.

     The following table summarizes certain information regarding options exercised and stock awards vested with respect to the Named Executive Officers during the year ended December 31, 2008.

	Option Exercises and Stock Vested in 2008
	Option Awards		Stock Awards
	Number of Shares
	Acquired	Value Realized	Number of Shares	Value Realized
	on Exercise	Upon Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Stewart Zimmerman	100,000	$107,500	12,807	$114,776
William S. Gorin	80,000	86,000	14,843	95,427
Ronald A. Freydberg	70,000	75,250	11,718	76,428
Timothy W. Korth	—	—	1,537	10,292
Teresa D. Covello	—	—	1,177	7,871

     Deferred Plans. On December 19, 2002, the Board adopted the Senior Officers Plan and the Non-Employee Directors Plan (collectively, as amended, the “Deferred Plans”). The Deferred Plans are intended to provide our non-employee directors and executive officers with an opportunity to defer up to 100% of certain compensation, as defined in the Deferred Plans, while at the same time aligning their interests with the interests of stockholders. Under the Deferred Plans, amounts deferred are considered to be converted into our “stock units,” which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts, together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. The Deferred Plans are non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and are not funded. Prior to the time that the deferred accounts are settled, participants are unsecured creditors.

     The following table summarizes certain information regarding amounts deferred by the Named Executive Officers under the Senior Officers Plan as of December 31, 2008.

Nonqualified Deferred Compensation
	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Aggregate
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Balance at Last
	Year	Year	Year	Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)
Stewart Zimmerman	—	—	—	$72,039	$36,207
William S. Gorin	—	—	—	63,035	67,890
Ronald A. Freydberg	—	—	—	19,811	33,944
Timothy W. Korth	—	—	—	—	—
Teresa D. Covello	—	—	—	—	—

     The following table summarizes certain additional information regarding amounts deferred by our non-employee directors and Named Executive Officers participating in the Deferred Plans as of December 31, 2008.

				Fair Market
				Value of
	Total		Remaining	Remaining
	Amount	Distributions	Deferred	Deferred
Name	Deferred(1)	in 2008	Amount(2)	Amount(3)
Non-Employee Directors
Stephen R. Blank	$93,758	$19,478	$74,086	$58,861
James A. Brodsky	50,376	—	50,376	38,271
Edison C. Buchanan	164,381	—	164,381	131,149
Michael L. Dahir	19,672	19,478	—	—
Alan L. Gosule	153,955	38,956	114,611	86,862
George H. Krauss	207,270	7,791	179,150	161,662

Named Executive Officers
Stewart Zimmerman	122,406	72,039	49,833	36,207
William S. Gorin	156,939	63,035	93,438	67,890
Ronald A. Freydberg	66,676	19,811	46,719	33,944
Total	$1,035,433	$240,588	$772,594	$614,846
____________________

(1)	Amounts in this column represent total compensation deferred and cash dividend equivalents credited to outstanding stock units from the inception of the Deferred Plans (excluding distributions of deferred amounts, as applicable, at termination of elected deferral periods).

(2)	Amounts in this column represent total compensation deferred and cash dividend equivalents credited to outstanding stock units under the Deferred Plans as of December 31, 2008.

(3)	Amounts in this column represent fair market value of total compensation deferred and cash dividend equivalents credited to outstanding stock units (based upon the closing price of the Common Stock of $5.89 per share reported on the NYSE on December 31, 2008 (the last trading day of the year)) under the Deferred Plans as of December 31, 2008.

Pension Benefits

     The Named Executive Officers received no benefits in 2008 from us under defined pension or defined contribution plans other than our tax-qualified 401(k) Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     We have employment agreements with each of the Named Executive Officers. As described below, these employment agreements provide the Named Executive Officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change-in-control involving MFA. As used below, the terms “Cause,” “Change In Control,” “Disability,” “Good Reason,” “Pre-Change-In-Control Event” and “Retirement” shall have the respective meanings set forth in the applicable employment or award agreements.

     Stewart Zimmerman. The employment agreement for Mr. Zimmerman provides for an annual base salary of not less than $900,000. Pursuant to this agreement, Mr. Zimmerman is also entitled to receive an annual grant of Common Stock, having an aggregate fair market value of $100,000 on the date of grant, on the first business day of each year during the term of his employment. In addition, Mr. Zimmerman is eligible to participate with Messrs. Gorin and Freydberg in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets. Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under “Compensation Discussion and Analysis—Elements of Executive Compensation” of this Executive Compensation section of the Proxy Statement. Amounts allocated to Mr. Zimmerman annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool. Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Zimmerman will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares. In addition, in accordance with this agreement, Mr. Zimmerman shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of five times his annual base compensation. Mr. Zimmerman’s employment agreement has a stated term of approximately five years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2010.

     Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Zimmerman is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

  Without Cause or For Good Reason. If Mr. Zimmerman’s employment is terminated by us without Cause (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to three times the greater of his combined annual base compensation and performance bonus for the preceding fiscal year or the average of his combined annual base compensation and performance bonus for the three preceding fiscal years, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, and (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares. In the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $5,521,965.

  Change In Control. If Mr. Zimmerman’s employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within six months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 24 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his performance bonus for the immediately preceding year, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement. In the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $5,591,545.

  Non-Renewal of Employment. If Mr. Zimmerman’s employment is terminated following notice by us of our determination not to renew the term of his employment at the end of any applicable term of his employment agreement, he will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares and (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares. In the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 under this scenario, he would have been entitled to receive from us a payment estimated to be $2,201,965.

  Death or Disability. If Mr. Zimmerman’s employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to two times his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations). In the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 (a) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $3,201,965 or (b) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $3,337,835 (assuming payment of health insurance until age 70).

  Cause, Voluntarily Without Good Reason or Retirement. If Mr. Zimmerman’s employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason or as a result of his Retirement, he will not be entitled to any additional payments from us. If Mr. Zimmerman’s employment is terminated as a result of his Retirement, all of his vested Options and related DERs will remain outstanding for a 24-month period following his Retirement. In the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 as a result of his Retirement, he would have been entitled to receive from us a payment estimated to be $59,850.

In addition to the foregoing amounts, in the event that Mr. Zimmerman’s employment with us was terminated on December 31, 2008 under any of the scenarios identified above, he would have also been entitled to receive from us a payment of all amounts deferred by him under the Senior Officers Plan equal to $36,207.

     William S. Gorin. The employment agreement for Mr. Gorin provides for an annual base salary of not less than $800,000. Upon execution of this agreement, Mr. Gorin received a one-time award of 100,000 Restricted Shares. In addition, Mr. Gorin is eligible to participate with Messrs. Zimmerman and Freydberg in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets. Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under “Compensation Discussion and Analysis—Elements of Executive Compensation” of this Executive Compensation section of the Proxy Statement. Amounts allocated to Mr. Gorin annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool. Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Gorin will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from $2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares. In addition, in accordance with this agreement, Mr. Gorin shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of four times his annual base compensation. Mr. Gorin’s employment agreement has a stated term of approximately three and one-half years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

     Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Gorin is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

  Without Cause or For Good Reason. If Mr. Gorin’s employment is terminated by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (v) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination. In the event that Mr. Gorin’s employment with us was terminated on December 31, 2008 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $3,874,558.

  Change In Control. If Mr. Gorin’s employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement. In the event that Mr. Gorin’s employment with us was terminated on December 31, 2008 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $4,885,001.

  Death or Disability. If Mr. Gorin’s employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations). In the event that Mr. Gorin’s employment with us was terminated on December 31, 2008 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $2,181,996 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $2,775,736 (assuming payment of health insurance until age 65).

  Cause or Voluntarily Without Good Reason. If Mr. Gorin’s employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

In addition to the foregoing amounts, in the event that Mr. Gorin’s employment with us was terminated on December 31, 2008 under any of the scenarios identified above, he would have also been entitled to receive from us a payment of all amounts deferred by him under the Senior Officers Plan equal to $67,890.

     Ronald A. Freydberg. The employment agreement for Mr. Freydberg provides for an annual base salary of not less than $750,000. Upon execution of this agreement, Mr. Freydberg received a one-time award of 75,000 Restricted Shares. In addition, Mr. Freydberg is eligible to participate with Messrs. Zimmerman and Gorin in the Bonus Pool, ranging annually from $750,000 to $6.3 million or more (subject to adjustment upwards or downwards by as much as 30% at the discretion of the Compensation Committee), based upon our attainment of specified ROAE targets. Specific information regarding the Bonus Pool, including the applicable ROAE targets, is provided under “Compensation Discussion and Analysis—Elements of Executive Compensation” of this Executive Compensation section of the Proxy Statement. Amounts allocated to Mr. Freydberg annually from the Bonus Pool will be paid in a combination of cash and Restricted Shares based on the total size of the Bonus Pool. Specifically, (i) with respect to any Bonus Pool equal to or less than $2,700,000, 75% of the amount allocated to Mr. Freydberg will be paid in cash and 25% will be paid in Restricted Shares, (ii) with respect to the incremental total of any Bonus Pool ranging from

$2,700,000 to $4,050,000, 65% will be paid in cash and 35% will be paid in Restricted Shares and (iii) with respect to the incremental total of any Bonus Pool in excess of $4,050,000, 50% will be paid in cash and 50% will be paid in Restricted Shares. In addition, in accordance with this agreement, Mr. Freydberg shall not be permitted to sell or otherwise transfer any of these Restricted Shares during the term of his employment or for a period of six months following the termination of his employment, unless the value of his stock holdings in us exceeds a multiple of three times his annual base compensation. Mr. Freydberg’s employment agreement has a stated term of approximately three and one-half years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2011.

     Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Freydberg is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

  Without Cause or For Good Reason. If Mr. Freydberg’s employment is terminated by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (v) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination. In the event that Mr. Freydberg’s employment with us was terminated on December 31, 2008 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $3,585,964.

  Change In Control. If Mr. Freydberg’s employment is terminated (i) by us without Cause within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 300% of the sum of his current annual base compensation and his highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (d) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (e) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement. In the event that Mr. Freydberg’s employment with us was terminated on December 31, 2008 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $4,596,407.

  Death or Disability. If Mr. Freydberg’s employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting of all of his outstanding Restricted Shares and the payment of all dividends, including accrued dividends, on such Restricted Shares, (iv) the immediate full vesting and settlement of all of his outstanding Phantom Shares and the payment of all dividends on such Phantom Shares and (v) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations). In the event that Mr. Freydberg’s employment with us was terminated on December 31, 2008 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $1,993,402 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $2,696,081 (assuming payment of health insurance until age 65).

  Cause or Voluntarily Without Good Reason. If Mr. Freydberg’s employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

In addition to the foregoing amounts, in the event that Mr. Freydberg’s employment with us was terminated on December 31, 2008 under any of the scenarios identified above, he would have also been entitled to receive from us a payment of all amounts deferred by him under the Senior Officers Plan equal to $33,944.

     Timothy W. Korth. The employment agreement for Mr. Korth provides for an annual base salary of not less than $325,000. Pursuant to this agreement, Mr. Korth is eligible to receive an annual performance bonus as recommended by our Chief Executive Officer and approved by the Compensation Committee or the Board, as the case may be. Mr. Korth’s employment agreement has a term of two years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2009.

     Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Korth is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a Change In Control involving MFA.

  Without Cause or For Good Reason. If Mr. Korth’s employment is terminated by us without Cause (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for Good Reason, he will be entitled to (i) a payment equal to his current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of his outstanding Phantom Shares and (iv) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in his employment agreement or the first anniversary of such termination. In the event that Mr. Korth’s employment with us was terminated on December 31, 2008 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $493,673.

  Change In Control. If Mr. Korth’s employment is terminated (i) by us without Cause (which would include our determination not to renew his employment at the end of any applicable term) within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by his resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause (which would include our determination not to renew his employment at the end of any applicable term) or by his resignation for Good Reason within 12 months following a Change In Control, he will be entitled to (a) a payment equal to 250% of the sum of his current annual base compensation and his highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting and settlement of all of his outstanding Phantom Shares and (d) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of his employment agreement. In the event that Mr. Korth’s employment with us was terminated on December 31, 2008 under one of these three scenarios, he would have been entitled to receive from us a payment estimated to be $1,473,738.

  Death or Disability. If Mr. Korth’s employment is terminated by reason of his death or Disability, he (or his legal representative or estate) will be entitled to (i) a payment equal to his current annual base compensation, (ii) the immediate full vesting of all of his outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of his outstanding Phantom Shares and (iv) in the event of his Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations). In the event that Mr. Korth’s employment with us was terminated on December 31, 2008 (i) by reason of his death, his estate would have been entitled to receive from us payments estimated to be $464,021 or (ii) by reason of his Disability, he or his legal guardian would have been entitled to receive from us payments estimated to be $1,479,542 (assuming payment of health insurance until age 65).

  Cause or Voluntarily Without Good Reason. If Mr. Korth’s employment is terminated (i) by us for Cause or (ii) at his own volition other than for Good Reason, he will not be entitled to any additional payments from us.

     Teresa D. Covello. The employment agreement for Ms. Covello provides for an annual base salary of not less than $250,000. Pursuant to this agreement, Ms. Covello is eligible to receive an annual performance bonus as recommended by our Chief Executive Officer and/or Chief Financial Officer and approved by the Compensation Committee or the Board, as the case may be. Ms. Covello’s employment agreement has a term of two years, subject to earlier termination in certain circumstances, and is scheduled to expire on December 31, 2009.

     Pursuant to the terms of her employment agreement, under certain specified scenarios during the term of her employment, Ms. Covello is entitled to receive, in addition to earned and unpaid amounts then owed to her, certain payments upon the termination of her employment or a Change In Control involving MFA.

  Without Cause or For Good Reason. If Ms. Covello’s employment is terminated by us without Cause (which would exclude our determination not to renew her employment at the end of any applicable term) or by her for Good Reason, she will be entitled to (i) a payment equal to her current annual base compensation that would be payable from the date of such termination through the later of the contractual expiration of the stated term set forth in her employment agreement or the first anniversary of such termination, (ii) the immediate full vesting of all of her outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of her outstanding Phantom Shares and (iv) the continued participation, at our expense, in our health insurance until the later of the contractual expiration of the stated term set forth in her employment agreement or the first anniversary of such termination. In the event that Ms. Covello’s employment with us was terminated on December 31, 2008 under one of these two scenarios, she would have been entitled to receive from us a payment estimated to be $384,708.

  Change In Control. If Ms. Covello’s employment is terminated (i) by us without Cause (which would include our determination not to renew her employment at the end of any applicable term) within two months before a Change In Control and following the occurrence of a Pre-Change-In-Control Event, (ii) by her resignation for any reason within two and one-half months following a Change In Control, or (iii) by us other than for Cause (which would include our determination not to renew her employment at the end of any applicable term) or by her resignation for Good Reason within 12 months following a Change In Control, she will be entitled to (a) a payment equal to 250% of the sum of her current annual base compensation and her highest performance bonus received during one of the two immediately preceding years, (b) the immediate full vesting of all of her outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (c) the immediate full vesting and settlement of all of her outstanding Phantom Shares and (d) the continued participation, at our expense, in all of our health insurance, life insurance, retirement and other benefit programs for the balance of the term of her employment agreement. In the event that Ms. Covello’s employment with us was terminated on December 31, 2008 under one of these three scenarios, she would have been entitled to receive from us a payment estimated to be $1,175,555.

  Death or Disability. If Ms. Covello’s employment is terminated by reason of her death or Disability, she (or her legal representative or estate) will be entitled to (i) a payment equal to her current annual base compensation, (ii) the immediate full vesting of all of her outstanding Restricted Shares and Options, with such Options and related DERs remaining outstanding until the earlier of 90 days after such termination or the contractual expiration of such instruments had such termination not occurred, (iii) the immediate full vesting and settlement of all of her outstanding Phantom Shares and (iv) in the event of her Disability only, the continued participation, at our expense, in our health insurance for the balance of the duration of the Disability (subject to certain limitations). In the event that Ms. Covello’s employment with us was terminated on December 31, 2008 (i) by reason of her death, her estate would have been entitled to receive from us payments estimated to be $355,056 or (ii) by reason of her Disability, she or her legal guardian would have been entitled to receive from us payments estimated to be $1,370,577 (assuming payment of health insurance until age 65).

  Cause or Voluntarily Without Good Reason. If Ms. Covello’s employment is terminated (i) by us for Cause or (ii) at her own volition other than for Good Reason, she will not be entitled to any additional payments from us.

     Each of the employment agreements of Messrs. Zimmerman, Freydberg, Gorin and Korth and Ms. Covello includes a prohibition on (a) providing services to, or acquiring certain interests in, any other mortgage REIT and (b) soliciting our employees, in either case without our consent, for a period of one year following a termination of employment; provided that the non-compete obligation described in clause (a) of this sentence will not be effective, with respect to Messrs. Zimmerman, Freydberg and Gorin, in the event any such individual elects not to renew the term of his employment upon expiration of the initial or any renewal period and, with respect to Mr. Korth and Ms. Covello, in the event either they or we elect not to renew the term of their employment upon expiration of the initial or any renewal period.

Compensation Committee Interlocks and Insider Participation

     There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MFA. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

     Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and written representations from our directors, executive officers and 10% Holders that no other reports were required to be filed, we believe that for the year ended December 31, 2008 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

     Legal Services. Since 2001, we have retained the services of Clifford Chance as our outside legal counsel for general, corporate, securities and other matters. Alan L. Gosule, one of our directors, is a partner of Clifford Chance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the Common Stock, (ii) the Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
		Shares
		Subject to		Percent of
Name and Business Address(1)	Shares(2)(3)	Options(4)	Total	Class
Directors and Officers
Stewart Zimmerman	301,077	285,000	586,077	*
William S. Gorin	317,371	100,000	417,371	*
Ronald A. Freydberg	243,448	100,000	343,448	*
Timothy W. Korth	13,152	50,000	63,152	*
Teresa D. Covello	14,712	50,000	64,712	*
Stephen R. Blank	9,968	5,000	14,968	*
James A. Brodsky	15,250	5,000	20,250	*
Edison C. Buchanan	6,250	5,000	11,250	*
Michael L. Dahir	160,186	5,000	165,186	*
Alan L. Gosule	8,836	5,000	13,836	*
George H. Krauss	28,473	5,000	33,473	*
All directors and executive officers as a group
(13 persons)	1,143,072	615,000	1,733,723	*
Barclays Global Investors, NA.(5)
Barclays Global Fund Advisors
400 Howard Street
San Francisco, California 94105	11,419,650	—	11,419,650	5.52%
SAB Capital Advisors, L.L.C.(6)
SAB Capital Management, L.P.
SAB Capital Management, L.L.C.
Scott A. Bommer
767 Fifth Avenue, 21st Floor
New York, New York 10153	11,861,108	—	11,861,108	5.74%
Wellington Management Company, LLP(7)
75 State Street
Boston, Massachusetts 02109	12,758,801	—	12,758,801	6.17%
Wesley Capital Management, LLC(8)
Arthur Wrubel
John Khoury
717 5th Avenue, 14th Floor
New York, New York 10022	10,775,000	—	10,775,000	5.20%
____________________

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.

(1)	The business address of each director and Named Executive Officer is c/o MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022.

(2)

Each director and Named Executive Officer has sole voting and investment power with respect to these shares, except that (i) Mr. Freydberg jointly holds 76,000 shares with his spouse and (ii) Mr. Krauss’s spouse has sole voting and investment power with respect to 22,223 shares.

(3)

Includes unvested Restricted Shares granted to the Named Executive Officers pursuant to our 2004 Equity Compensation Plan as follows: Mr. Zimmerman – 67,273 Restricted Shares; Mr. Gorin – 132,194 Restricted Shares; Mr. Freydberg – 111,881 Restricted Shares; Mr. Korth – 3,707 Restricted Shares; and Ms. Covello – 2,769 Restricted Shares.

(4)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any Options. Options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person.

(5)	On its Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA. and Barclays Global Fund Advisors reported sole voting power with respect to 10,886,890 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 11,419,650 shares of Common Stock beneficially owned by them. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.52%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G.

(6)	On its Schedule 13G (Amendment No. 1) filed with the SEC on February 17, 2009, SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer reported shared voting power with respect to 11,861,108 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 11,861,108 shares of Common Stock beneficially owned by them. The Schedule 13G (Amendment No. 1) reports a beneficial ownership percentage of shares of Common Stock of 5.74%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G (Amendment No. 1).

(7)	On its Schedule 13G (Amendment No. 1) filed with the SEC on February 17, 2009, Wellington Management Company, LLP reported shared voting power with respect to 8,673,336 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 12,608,401 shares of Common Stock beneficially owned by them. The Schedule 13G (Amendment No. 1) reports a beneficial ownership percentage of shares of Common Stock of 6.17%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G (Amendment No. 1).

(8)	On its Schedule 13G (Amendment No. 1) filed with the SEC on February 13, 2009, Wesley Capital Management, LLC, Arthur Wrubel and John Khoury reported shared voting power with respect to 10,775,000 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 10,775,000 shares of Common Stock beneficially owned by them. The Schedule 13G (Amendment No. 1) reports a beneficial ownership percentage of shares of Common Stock of 5.20%, which does not include any shares issued or repurchased since such percentage was calculated for purposes of the Schedule 13G (Amendment No. 1).

OTHER MATTERS

     The Board knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder intending to present a proposal at our 2010 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 7, 2009.

     Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, that is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2010 Annual Meeting of Stockholders must notify us in writing of such proposal by December 7, 2009, but in no event earlier than November 7, 2009.

     Any such nomination or proposal should be sent to Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary, at MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022 and, to the extent applicable, must include the information required by our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: MFA Financial, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, Attn: Timothy W. Korth, our General Counsel, Senior Vice President – Business Development and Corporate Secretary or by calling our investor relations toll-free phoneline at (800) 892-7547. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

MISCELLANEOUS

     We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO TIMOTHY W. KORTH, OUR GENERAL COUNSEL, SENIOR VICE PRESIDENT – BUSINESS DEVELOPMENT AND CORPORATE SECRETARY, AT MFA FINANCIAL, INC., 350 PARK AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President – Business
Development and Corporate Secretary

New York, New York
April 6, 2009

350 PARK AVENUE, 21ST FLOOR NEW YORK, NY 10022
VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (New York City Time) on May 20, 2009. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by MFA Financial, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (New York City Time) on May 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MFA Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MFAFI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MFA FINANCIAL, INC.

MFA'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2.

1.	Election of Class II Directors.
Nominees:
	01)	Michael L. Dahir
	02)	George H. Krauss
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as MFA's independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of, and the Proxy Statement for, the Annual Meeting, the terms of each of which are incorporated by reference, prior to the signing of this proxy or voting by proxy through the use of the Internet website or toll-free number described above.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of, and Proxy Statement for, the Annual Meeting and Annual Report are available at
www.proxyvote.com.

MFAFI2

REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints Stewart Zimmerman, James A. Brodsky and/or Alan L. Gosule, and each of them or their respective successors, as proxies for the undersigned, with full powers of substitution, to represent the undersigned at the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of MFA Financial, Inc., a Maryland corporation ("MFA"), to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 21, 2009, at 10:00 a.m., New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

In their discretion as proxies, Stewart Zimmerman, James A. Brodsky and Alan L. Gosule, and each of them or their respective successors, are hereby authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR AND FOR THE OTHER PROPOSAL, EACH AS DESCRIBED IN THE PROXY STATEMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on the reverse side)